August 26, 2020

PREDEX

4221 N. 203rd St., Suite 100

Elkhorn, NE 68022

Dear Board Members:

A legal opinion (the "Legal Opinion") that we prepared was filed with the PREDEX Registration Statement on August 28, 2019. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 under the Securities Act of 1933 (Amendment No. 11 under the Investment Company Act of 1940) (the "Amendment") and consent to all references to us in the Amendment.

Very truly yours,

/s/

THOMPSON HINE LLP